Preliminary Copy
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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LNB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy
LNB BANCORP, INC.
457 Broadway
Lorain, Ohio 44052

Dear Shareholders:

A special meeting of the shareholders of LNB Bancorp, Inc. (“LNB”), called at the request of a minority shareholder of LNB named AMG Investments, LLC (collectively with its affiliates, “AMG”), will be held on March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052.

The purpose of the special meeting is to consider only the proposals that are described in LNB’s supplemental notice of the special meeting of shareholders, and more fully addressed in LNB’s proxy materials accompanying this letter. We encourage you to read all of these materials carefully, and then vote the enclosed GOLD proxy card.

In a letter to LNB dated January 23, 2008, AMG requested that LNB call a special meeting of shareholders for the purposes described in its solicitation statement to call a special meeting of shareholders dated November 5, 2007. On January 31, 2008, AMG filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AMG’s preliminary proxy statement contained seven proposals to be voted upon at the special meeting, some of which were different than or inconsistent with the proposals set forth in AMG’s request for the special meeting and its solicitation statement. LNB is calling the special meeting for the purposes of considering and acting on the proposals requested by AMG in its letter to LNB and its solicitation statement, and not for the different proposals described in AMG’s preliminary proxy statement. The only proposals to be acted upon at the special meeting shall be those set forth in the supplemental notice of the special meeting of shareholders and the proxy materials accompanying this letter.

The Board of Directors and management of LNB oppose all of AMG’s proposals to be voted upon at the special meeting. AMG’s proposals seek to, among other things, remove ten members of LNB’s Board of Directors and replace them with three nominees of AMG. Approval of AMG’s proposals would allow AMG to control half of LNB’s Board of Directors by removing a majority of the members of LNB’s Board of Directors, each of whom was carefully selected by LNB’s Governance Committee, and replacing them with three of AMG’s own nominees.

The Board of Directors is deeply committed to LNB, its shareholders and enhancing shareholder value. In the Board of Directors’ opinion, AMG’s proposals are not in the best interests of all shareholders of LNB. If AMG, a minority shareholder owning only 8.2% of LNB’s common shares, all of which were acquired within the past year, were to succeed, then AMG’s nominees would control half of the seats on the Board of Directors. We believe AMG is attempting to take effective control of LNB without purchasing a controlling interest in LNB, and without paying LNB shareholders any premium for the privilege of having AMG’s nominees control half of the seats on the Board of Directors. We do not believe that a minority shareholder should exert influence so disproportionate to such shareholder’s ownership in your company. For these reasons, among others, the Board of Directors is soliciting proxies against AMG’s proposals. We urge you to join the Board of Directors in opposing AMG’s proposals by voting “AGAINST” AMG’s proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSALS 1, 2, 3, 5 AND 6, AND TO WITHHOLD YOUR VOTE WITH RESPECT TO PROPOSAL 4, ON THE ENCLOSED GOLD PROXY CARD TODAY.

Your vote is important regardless of the number of shares you own. The Board of Directors urges you to show your support for LNB by signing, dating and delivering the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope). If you have any questions or need assistance in voting your shares, please contact our information agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

I can assure you that the Board of Directors and LNB’s management will continue to act in the best interests of ALL LNB shareholders. We appreciate your continued support.

Sincerely,

James R. Herrick
Chairman of the Board of Directors

LNB BANCORP, INC.
457 Broadway
Lorain, Ohio 44052

SUPPLEMENTAL NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of LNB Bancorp, Inc.:

Notice is hereby given that a special meeting of the shareholders of LNB Bancorp, Inc. (“LNB”) will be held on March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052, to consider and vote on the following proposals:

Proposal 1: A proposal by our shareholder AMG Investments, LLC (together with its affiliates, “AMG”), to amend LNB’s Amended Code of Regulations (the “Code”) to declassify the Board of Directors so that all directors are elected annually (LNB’s Board of Directors is currently divided into three classes, and directors serve for a term of three years). The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 2: A proposal by AMG to amend LNB’s Code to reduce the number of directors to a maximum of nine and a minimum of three (the number of members on LNB’s Board of Directors is fixed at 13. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 3: A proposal by AMG to remove without cause all of LNB’s incumbent directors (namely Terry D. Goode, James R. Herrick, Kevin C. Martin, Benjamin C. Norton, John W. Schaeffer, Robert M. Campana, James F. Kidd, Daniel E. Klimas, Jeffrey F. Riddell, and Donald F. Zwilling), other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, and any other person elected or appointed to the LNB Board of Directors by the members of the Board of Directors since February 5, 2008. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 4: A proposal by AMG to elect the following AMG nominees to LNB’s Board of Directors to fill vacancies that may be created if Proposal 3 is successful: Richard M. Osborne, Daniel G. Merkel and Thomas J. Smith. The Board of Directors urges you to WITHHOLD your vote with respect to any individual who may be nominated by AMG pursuant to this proposal.

Proposal 5: A proposal by AMG to adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 6: A proposal by AMG to oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat AMG’s proposals. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

The six proposals stated above are the only proposals to be acted upon at the special meeting. Any proposals other than those set forth above that are included in any proxy materials provided by AMG in connection with the special meeting will be disregarded in their entirety.

LNB has called a special meeting of LNB shareholders at the request of AMG. LNB has fixed the close of business on February 15, 2008 as the record date for determination of those shareholders who will be entitled to notice of and to vote at the special meeting and any adjournment thereof.

This special meeting is extremely important for all LNB shareholders in light of AMG’s attempt to effect changes that would result in their control of half of LNB’s Board of Directors. Your vote is critical. Whether or not you plan to attend the special meeting, and regardless of the number of common shares you own, we urge you to vote “AGAINST” Proposals 1, 2, 3, 5 and 6, and to WITHHOLD your vote with respect to Proposal 4, by signing, dating and delivering the enclosed GOLD proxy card, by mail (using the enclosed postage-paid envelope) as promptly as possible.

The Board of Directors urges you not to sign or return any proxy card that may be sent to you by AMG, even as a protest vote against them. If you previously voted AMG’s proxy card, you have every legal right to change your vote. You can do so simply by using the enclosed GOLD proxy card to vote today. Only your latest dated proxy card will count.

If you have any questions or need assistance in voting your shares, please contact our information agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

By Order of the Board of Directors

Daniel E. Klimas
President and Chief Executive Officer

           , 2008

NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

Preliminary Copy
THE PROXY STATEMENT

Date, Time and Place of the Special Meeting

We are sending you this proxy statement as part of a solicitation of proxies by the Board of Directors of LNB Bancorp, Inc. (“LNB” or the “Company”) for use at the special meeting of our shareholders, and at any adjournment, postponement, continuation or rescheduling of the special meeting. We anticipate that the supplemental notice of special meeting, this Proxy Statement and the accompanying GOLD proxy card will first be mailed to the holders of our common shares on or about          , 2008.

A special meeting of LNB’s shareholders is being called pursuant to requests received by LNB from AMG Investments, LLC (collectively with its affiliates, “AMG”), and will be held on March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052.

Purpose of the Special Meeting

The purpose of the special meeting is to consider only the proposals that are described in LNB’s supplemental notice of the special meeting of shareholders, and more fully addressed in this proxy statement. We encourage you to read all of these materials carefully, and then vote the enclosed GOLD proxy card.

In a letter to LNB dated January 23, 2008, AMG requested that LNB call a special meeting of shareholders for the purposes described in its solicitation statement to call a special meeting of shareholders dated November 5, 2007. On January 31, 2008, AMG filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AMG’s preliminary proxy statement contained seven proposals to be voted upon at the special meeting, some of which were different than or inconsistent with the proposals set forth in AMG’s request for the special meeting and its solicitation statement. LNB is calling the special meeting for the purposes of and to consider and act on the proposals requested by AMG in its letter to LNB and its solicitation statement, and not for the different proposals described in AMG’s preliminary proxy statement. The only proposals to be acted upon at the special meeting shall be those set forth in the supplemental notice of the special meeting of shareholders and the proxy materials accompanying this letter.

Proposals 1 through 4, to be voted upon at the special meeting, reflect AMG’s attempts to take effective control of LNB by (i) amending LNB’s Amended Code of Regulations (the “Code”) to declassify LNB’s Board of Directors (the “Board of Directors”) (ii) amending the Code to reduce the total number of directors, (iii) removing ten of LNB’s current directors, other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, even though these directors were carefully selected by LNB’s Governance Committee following a thorough review of their qualifications (as described further under Annex A “Qualifications of LNB’s Board of Directors”), and (iv) in the event that AMG’s proposal 3 is passed, electing three of AMG’s own nominees, Richard M. Osborne, Daniel J. Merkel and Thomas J. Smith, to LNB’s Board of Directors.

If AMG, a minority shareholder owning only 8.2% of LNB’s shares, were to succeed, AMG’s nominees would control half of the seats on the Board of Directors, which would facilitate AMG’s ability to take effective control of LNB. AMG has not offered to purchase a controlling interest in LNB, nor offered to pay LNB shareholders any premium for the privilege of having AMG’s nominees control half of the seats on the Board of Directors. In the Board of Directors’ opinion, AMG’s proposals are not in the best interests of ALL shareholders of LNB, but rather were made in furtherance of AMG’s own interests. In addition, the removal of ten members of LNB’s current Board of Directors and election of three of AMG’s nominees to the Board of Directors, would constitute a “change of control” as defined under certain LNB employment agreements and compensation arrangements, which could result in the triggering of substantial costs and expenses to LNB.

AMG is also submitting two adjournment proposals that would allow AMG to adjourn or postpone the special meeting in order to solicit additional votes to approve Proposals 1 through 4 and oppose any adjournment proposal by LNB to solicit additional votes to defeat AMG’s Proposals 1 through 4.

In soliciting support from LNB shareholders for the purpose of calling the special meeting, AMG has downplayed the recent successes that LNB has experienced without offering any meaningful suggestions on how to improve LNB or increase value for all LNB shareholders. Rather, AMG simply wants you to hand it effective control of LNB because its principals think that they are more capable of building shareholder value than the Board of Directors that you elected.

LNB wants to send a strong message to AMG that LNB’s shareholders do not support AMG’s proposals. For these reasons, among others, LNB’s Board of Directors seeks your support at the special meeting. After careful consideration, the Board of Directors unanimously recommends that you reject all of AMG’s proposals and urges you to vote “AGAINST” Proposals 1, 2, 3, 5 and 6, and to WITHHOLD your vote with respect to Proposal 4.

Please disregard any proxy card send to you by AMG. Please vote LNB’s GOLD proxy card TODAY by signing, dating and delivering the enclosed GOLD proxy card, by mail (using the enclosed postage-paid envelope). If you have previously returned a proxy card for AMG, you have the right to change your vote by using the enclosed GOLD proxy card. Only your latest dated proxy card will count.

QUESTIONS & ANSWERS ABOUT THE SPECIAL MEETING

The following are some questions that you may have regarding the matters being considered at the special meeting of shareholders as well as brief answers to those questions. LNB urges you to read the remainder of this proxy statement carefully because the information below does not provide all information that might be important to you.

Q:	When and where will the special meeting of the shareholders of LNB take place, and who is entitled to vote at the special meeting?

A:	LNB has called a special meeting of the LNB shareholders for March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052. You may attend the special meeting of LNB and vote your shares in person, rather than voting the enclosed GOLD proxy card; but, whether or not you intend to attend the special meeting, the Board of Directors urges you to show your support for LNB by signing, dating and delivering the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope). If you hold shares in street name and would like to vote your shares in person at the special meeting, you must present a legal proxy from your bank, broker or nominee at the special meeting.

LNB has established a record date for the special meeting of February 15, 2008 (the “Record Date”). LNB shareholders are entitled to vote at the special meeting if they owned LNB common shares as of the close of business on the Record Date. On the Record Date, there were LNB common shares entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each LNB common share that they owned on the Record Date.

Q:	What may I vote on at the meeting?

A:	You may vote on Proposals 1 through 6 as described below. In the event that Proposal 3 is not passed, no vote will be taken on Proposal 4. In the event that AMG does not propose to adjourn or postpone the special meeting, then no vote will be taken on Proposal 5. In the event that LNB does not propose to adjourn or postpone the special meeting, then no vote will be taken on Proposal 6.

Q:	What do I need to do now?

A:	Please carefully read and consider the information contained in this proxy statement, and vote your shares in any of the ways provided in this proxy statement.

Q:	How does the Board of Directors recommend that I vote?

A:	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “AGAINST” PROPOSALS 1, 2, 3, 5 AND 6, AND WITHHOLD YOUR VOTE FROM THE DIRECTOR NOMINEES NAMED IN PROPOSAL 4.

Q:	What should I do with any proxy card I may receive from AMG?

A:	The Board of Directors recommends that you do nothing with any proxy card sent to you by AMG. Instead, the Board of Directors recommends that you sign, date and deliver the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope). If you have already returned a proxy card to AMG, you can effectively revoke it by voting the enclosed GOLD proxy card. Only your latest dated proxy card will count.

Q:	How may I vote on any proposals other than those described in this proxy statement that may be contained in any proxy materials provided by AMG?

A:	The only proposals to be acted upon at the special meeting shall be those set forth in the supplemental notice of the special meeting of shareholders and further described in this proxy statement. No action will be taken on any proposals that may be contained in AMG’s proxy materials, other than those described in this proxy statement.

Q:	How can I vote my common shares?

A:	If your common shares are registered directly in your name with our transfer agent, you are a shareholder of record with respect to those common shares, and you may either vote in person at the special meeting or by signing, dating and returning the GOLD proxy card in the envelope provided. Whether or not you plan to attend the special meeting in person, you should submit your GOLD proxy card as soon as possible.

If your LNB common shares are held in “street name” through a broker, bank or other nominee, you must instruct them to vote on your behalf, otherwise your common shares cannot be voted at the special meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. Without such specific voting instructions, the common shares held by you in “street name” will not be voted with respect to any of the proposals to be considered at the special meeting. However, such “broker non-votes,” if any, will be counted for determining whether there is a quorum. With respect to Proposals 1, 2, 3, 5 and 6, “broker non-votes” will be counted as votes “against” such proposals, but will not be counted for the purposes of Proposal 4, the election of directors. We urge you to confirm in writing your instructions to the person responsible for your account, and to provide a copy of such instructions to our information agent, MacKenzie Partners, Inc., at the address indicated below so that it can attempt to ensure that your instructions are followed.

Q:	Can I change my vote?

A:	You may revoke a proxy at any time prior to its exercise by filing with LNB’s Secretary a written notice of revocation, by delivering to LNB’s Secretary a duly executed proxy bearing a later date, or by attending the special meeting and voting in person. The mere presence of a shareholder at the special meeting will not automatically revoke any proxy previously given by such shareholder. Written notices of revoked proxies may be directed to Mr. Robert F. Heinrich, Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

If you are a beneficial owner of common shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy as described above.

You are urged not to sign any proxy cards sent to you by AMG. Even if you have previously signed a proxy card sent by AMG, you can revoke it by voting the enclosed GOLD proxy card today.

Q:	What constitutes a quorum?

A:	The shareholders, present in person or by proxy, constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

Q:	What vote is required by LNB in connection with each proposal?

A:	The approval of the adoption of the amendments to LNB’s Code contemplated by Proposals 1 and 2 requires the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding common shares. Abstentions with respect to these proposals will not be voted. Accordingly, abstentions will have the same effect as a vote “AGAINST” these proposals. Broker non-votes will also have the same effect as a vote “AGAINST” these proposals.

The removal of any of the LNB directors without cause as contemplated by Proposal 3 requires the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding common shares. A plurality of the votes cast (i.e., the directors receiving the highest number of votes cast in favor of their election will be elected as directors) is required under Proposal 4 as to the election of directors. Because the effectiveness of Proposal 4 is necessarily conditioned on the approval of Proposal 3, if Proposal 3 is not passed, no vote will be taken with respect to Proposal 4.

The affirmative vote of a majority of the common shares represented at the special meeting, in person or by proxy and whether or not a quorum exists, is required under Proposal 5 for AMG to adjourn the special meeting. The affirmative vote of at least half of the common shares represented at the special meeting, in person or by proxy and whether or not a quorum exists, is required under Proposal 6 to oppose an adjournment proposal by LNB.

Q:	What should I do if I receive more than one set of voting materials?

A:	If your common shares are registered differently and are held in more than one account, then you will receive more than one proxy statement and proxy card. Please be sure to vote all of your accounts so that all of your common shares are represented at the meeting.

Q:	What identification should I bring to the special meeting?

A:	All shareholders who owned LNB common shares on the Record Date may attend the special meeting. In order to gain admission to the special meeting, please be sure to bring with you a valid government-issued personal identification with a picture (such as a driver’s license or passport). If your common shares are held in the name of a bank, broker or other nominee, you must also bring evidence of your ownership of common shares as of the Record Date, in the form of a letter or statement from your bank, broker or other nominee or the voting instruction card provided by the broker, in each case, indicating that you owned common shares as of the Record Date.

If you are a proxy holder for a LNB shareholder, then you must bring (1) the validly executed proxy naming you as the proxy holder, signed by a LNB shareholder who owned LNB common shares as of the Record Date, (2) a valid government-issued personal identification with a picture (such as a driver’s license or passport) and (3) if the shareholder whose proxy you hold was not a record holder of LNB common shares as of the Record Date, proof of the shareholder’s ownership of LNB common shares as of the Record Date, in the form of a letter or statement from a bank, broker or other nominee or the voting instruction card provided by the broker, in each case, indicating that the shareholder owned those common shares as of the Record Date.

Q:	How will proxies for the special meeting be solicited?

A:	In addition to soliciting proxies by mail, LNB, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, telegram, advertisement, courier service, or other means of communication (such as e-mail). Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, we have retained MacKenzie Partners, Inc., to assist in soliciting proxies. We will pay MacKenzie Partners, Inc. a fee expected not to exceed $75,000, plus out-of-pocket expenses.

Q:	Who will bear the cost of soliciting proxies?

A:	LNB will bear the cost of soliciting proxies in the form enclosed herewith. LNB will request persons, firms and corporations holding common shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and LNB will reimburse the holders for their reasonable expenses in doing so.

Q:	Who should I call with questions?

A:	If you have any questions about the special meeting or if you need additional copies of this proxy statement or the enclosed proxy, please contact the information agent assisting us with the solicitation of proxies:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

PROPOSALS TO BE VOTED UPON

PROPOSAL NO. 1 — DECLASSIFICATION OF THE BOARD OF DIRECTORS

AMG has made the following proposal to be voted upon at the special meeting:

To amend LNB’s Code to declassify the board of directors so that all directors are elected annually (LNB’s Board of Directors is currently divided into three classes and directors serve for a term of three years).

Statement of LNB’s Board of Directors Opposing Proposal No. 1

The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders.

LNB’s Code provides for the election of directors in three classes. Each class serves for a term of three years, with one class, constituting approximately one-third of the Board of Directors, being elected each year at LNB’s annual meeting of shareholders.

The election of directors by classes assures that approximately two-thirds of the Board of Directors will have prior experience with, and knowledge of, LNB. This provides needed continuity and solid knowledge of LNB’s business and the industry in which it operates. Directors familiar with LNB are able to provide informed oversight of corporate policies and the perspective necessary for the orderly development of sound, long-term strategic planning. An abrupt change in the Board of Directors could impair LNB’s progress in achieving its long-term strategic goals and may thwart the success it has achieved in the second half of 2007, as discussed more fully in the Statement of LNB’s Board of Directors Opposing Proposal No. 3 in this proxy statement.

It is important that LNB’s employees, shareholders and customers, as well as others with whom LNB does business, are able to rely on the continuity and stability of LNB’s corporate policies.

A classified board reduces LNB’s vulnerability to certain potentially abusive takeover tactics and encourages potential acquirers to enter into arm’s length negotiations with experienced directors as opposed to a few large shareholders. The ability to resist abusive takeover tactics allows the Board of Directors to consider how best to preserve LNB’s long-term value to shareholders as well as its relationships with its customers and employees. A classified board gives the Board of Directors the opportunity to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareholders, both large and small.

The Board of Directors believes that directors elected to a classified board are no less accountable or responsive to shareholders than they would be if elected annually. The same standards of performance apply to all directors regardless of the term of service or class. LNB’s Code permits the removal of directors with or without cause by a vote of the holders of at least 75% of the common shares of LNB. Accordingly, LNB shareholders have the opportunity to express their views regarding the Board of Directors’ performance and to influence its composition by voting at each annual election of directors and through the removal procedures permitted by LNB’s Code. Furthermore, shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board of Directors at: LNB Bancorp, Inc. Board of Directors, 457 Broadway, Lorain, Ohio 44052. All letters directed to the Board of Directors will be received and processed by LNB’s Corporate Secretary and will be forwarded to the Chairman of the Governance Committee without any editing or screening.

THE BOARD OF DIRECTORS REMAINS CONVINCED THAT A CLASSIFIED BOARD OF DIRECTORS IS IN THE BEST INTEREST OF LNB AND ITS SHAREHOLDERS AND SHOULD NOT BE CHANGED. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS TO VOTE “AGAINST” THE ADOPTION OF AMG’S PROPOSAL NO. 1.

PROPOSAL NO. 2 — REDUCTION OF THE NUMBER OF DIRECTORS

AMG has made the following proposal to be voted upon at the special meeting:

To amend LNB’s Code to reduce the number of directors to a maximum of nine and a minimum of three (the number of members on LNB’s Board of Directors is currently fixed at 13).

Statement of LNB’s Board of Directors Opposing Proposal No. 2

The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders.

The Board of Directors does not believe that the number of members on the Board of Directors impedes the fulfillment of its oversight responsibilities. In fact, LNB believes that each member of the Board of Directors makes vital contributions to LNB’s success, and will each continue to be an integral part of the implementation of LNB’s long-term plans.

Each member of the Board of Directors was carefully screened by the Governance Committee, and each plays a substantial role in the business development of LNB in the markets that LNB serves. The members of the current Board of Directors are successful local business people who attract and refer many possible business relationships to LNB. If the size of the Board of Directors is reduced, LNB stands to potentially lose substantial local business acumen and vital sources of business development.

Reducing the number of directors to a maximum of nine members appears to be arbitrary. AMG has not offered any indication as to why such a reduction will increase effectiveness or efficiency at LNB.

LNB believes that AMG’s proposal to reduce the number of members of LNB’s Board of Directors is motivated by its desire to maximize its representation on LNB’s Board of Directors. If AMG’s various proposals are adopted, its nominees will represent 50% of the directors in officer, despite the fact that AMG owns only 8.22% of LNB’s common shares.

AMG has stated that it believes that “a smaller board can operate more effectively and efficiently” and that “to operate effectively and efficiently the size of LNB’s board must be reduced to reflect the size of the company.” However, AMG’s contention runs contrary to the past practices of at least one of its managers, Richard M. Osborne. For example, at December 31, 2007, LNB had approximately $1.1 billion in total assets. At December 31, 2002, GLB Bancorp, Inc. (“GLB”), a company in which Mr. Osborne served as Vice Chairman and then as Chairman of the Board, had total assets of less than $200 million. Nevertheless, the board of directors at GLB consisted of 11 persons. LNB submits that the fact that GLB, a much smaller bank holding company controlled by Mr. Osborne and his family, saw fit to operate with an 11 member board is inconsistent with AMG’s proposal to reduce the size of LNB’s Board of Directors.

THE BOARD OF DIRECTORS BELIEVES THAT REDUCING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS WOULD FACILITATE AMG’S EFFORTS TO OBTAIN REPRESENTATION ON LNB’S BOARD OF DIRECTORS THAT IS SUBSTANTIALLY DISPROPORTIONATE TO ITS OWNERSHIP INTERESTS IN LNB, AND IS NOT IN THE BEST INTEREST OF ALL LNB SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’S PROPOSAL NO. 2.

PROPOSAL NO. 3 — REMOVAL OF CERTAIN LNB DIRECTORS WITHOUT CAUSE

AMG has made the following proposal to be voted upon at the special meeting:

To remove without cause all of LNB’s incumbent directors (namely Terry D. Goode, James R. Herrick, Kevin C. Martin, Benjamin C. Norton, John W. Schaeffer, Robert M. Campana, James F. Kidd, Daniel E. Klimas, Jeffrey F. Riddell, and Donald F. Zwilling), other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, and any other person elected or appointed to the LNB Board of Directors by the members of the Board of Directors since February 5, 2008.

Statement of LNB’s Board of Directors Opposing Proposal No. 3

The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders. The Board of Directors believes that the removal of the ten LNB directors would disrupt its long-term strategic plan and adversely impact the value of your investment.

All of the current members of the Board of Directors were carefully screened and selected by LNB’s Governance Committee. The names and qualifications of all of the current directors are set forth in Annex A to this proxy statement. The qualifications of recent director nominees have been consistent with the skill sets needed to fulfill the various committee roles at LNB. In addition, because the current members of the Board of Directors are successful local business people, such directors refer many possible banking relationships to LNB, and are critical to LNB’s future growth and fulfillment of its strategic plan.

AMG contends that the current directors have failed to formulate and implement a plan to improve LNB’s performance. Contrary to AMG’s contention, LNB has a strategic plan in place to improve performance, and the success of this strategy has been demonstrated by LNB’s bottom line performance during the second half of fiscal 2007. The Board of Directors strongly believes that, instead of removing ten of LNB’s incumbent directors who are currently helping to guide LNB’s success, the more prudent course of action is to build on the progress of LNB’s long-term strategy that has been implemented under the direction of the current Board of Directors.

LNB believes that, amid extremely challenging economic conditions, the prospects for LNB’s business are improving and the growth initiatives that have been undertaken are working. Over the last couple of years, LNB has been pursuing a strategy to better position itself for future loan and deposit growth. Recognizing the somewhat limited long-term growth prospects for its historical market LNB has undertaken a variety of long-term initiatives. This is not to say that LNB has abandoned its historical market; quite to the contrary, its market share in Lorain County, as measured by the FDIC as of June 30, 2007, improved to 19.49% from 18.96% in June 2006. This ranks second in the county. LNB has also made investments in areas that provide better growth prospects in order to improve profitability. These investments in people, technology and facilities over the past 20 months are now largely complete.

LNB’s new banking offices in Elyria and North Ridgeville have met expectations with good core deposit and loan growth. The new Elyria office has approximately $2.2 million in loans and $12.3 million in deposits since opening in January 2007. The North Ridgeville office has been open for about a year, and has approximately $9.8 million in loans and $8.3 million in deposits. These two offices are positioned in areas that have the best loan and deposit growth prospects in Lorain County.

LNB has also been investing in markets beyond Lorain County. This includes a business development office in Independence, Ohio in Cuyahoga County. This office produced approximately $32 million in commercial production in fiscal year 2007. In addition, this office has treasury management product offerings that have opened a segment of the business and public fund deposit markets not previously available to LNB. In addition, LNB relocated its Westlake loan production office to a more visible location in Avon, Ohio. This office specializes in commercial real estate, and had loan production of $50 million through December 31, 2007.

As you are certainly aware, LNB made its first bank acquisition in many years with the acquisition of Morgan Bancorp and its subsidiary, Morgan Bank, in the second quarter of 2007. The merger has helped broaden LNB’s market, and provides a strong base of accounts and the potential for solid growth in all balance sheet components.

The post-acquisition integration was completed in the fourth quarter of 2007, and all anticipated expense savings were recognized with the final data conversion in December. With the addition of Morgan Bank, LNB surpassed $1 billion in total assets for the first time in its history. LNB is optimistic about Morgan Bank, which serves a high-growth, affluent market in Summit County (Hudson, Ohio). LNB has also successfully introduced a number of new products and services in that market.

For any person living in Northeast Ohio, the weak state of the regional economy is not news. LNB has been challenged by the impact of the weak regional economy on its credit quality since 2004. Our situation is not unique, as most banks in the area are recognizing much larger losses and credit quality issues in 2007.

LNB has seen progress in asset quality in the second half of 2007 resulting from changes in management, underwriting and focus. LNB’s asset quality issues have arisen in connection with long-term commercial loan customers in its core market. While many other banking companies are struggling with sub-prime mortgage loan issues, LNB’s mortgage loan business made positive contributions to LNB’s results in 2007.

The changes over the last three years have been expensive but necessary if LNB is to achieve its objectives of building market share in Lorain County, growing commercial relationships in surrounding communities, and leveraging its expense base by growing fee-based income. Achieving these objectives and becoming a community bank of scale is a difficult task. While LNB’s Board of Directors and management are confident that it can compete in its markets, the task of reshaping LNB has been made more difficult by economic conditions specific to Lorain County and more recently by the deteriorating northeast Ohio economy. LNB’s management and Board of Directors have a great deal of confidence in LNB’s long-term strategy, and are particularly encouraged with recent positive signs of genuine progress.

The Board of Directors and management remain confident that LNB can remain a strong community bank of scale in Northeast Ohio, and that by doing so, it can significantly enhance shareholder value over the long-term.

Contrary to AMG’s contentions, LNB’s financial results started to show substantial improvements during the second half of fiscal year 2007. LNB’s management and Board of Directors believe that its 18% and 81.7% increase in net income for LNB for its most recent third and fourth quarters, respectively, compared to the same periods in 2006, provides strong evidence that LNB is successfully executing its strategic plan and making genuine progress toward its goals. All of the important financial indicators show definite progress from the first half of 2007, particularly in our ability to effectively manage credit quality and leverage our acquisition of Morgan Bank.

Here are some highlights from LNB’s third and fourth quarter earnings news releases issued October 25, 2007 and January 31, 2008, respectively:

•	Net income was $1,673,000 for the third quarter of 2007 and $1,668,000 for the fourth quarter, increases of 18% and 81.7%, respectively, compared to the same periods in 2006. In the second half of 2007, net income increased 54% compared to the first half of 2007.

•	Net interest income totaled $7.8 million for the third quarter of 2007 and $7.8 million for the fourth quarter, increases of $508,000 and $927,000, respectively, compared to the same periods in 2006.

•	Noninterest income increased $551,000 or 22.5% for the third quarter of 2007 and $273,000 or 9.7% for the fourth quarter, compared to the same periods in 2006.

•	Despite the negative impact of overall conditions in the real estate industry, LNB’s mortgage loan and home equity businesses are performing well.

•	The Morgan Bank merger has had a genuinely positive impact on LNB’s balance sheet and the expense savings anticipated from the integration have been achieved.

•	Credit quality showed improvement in large part due to the additional controls LNB implemented over the credit administration process at the end of 2006 and through 2007.

•	LNB continues to benefit from the investments made in people, technology and facilities over the past 20 months.

LNB’s management and Board of Directors are united in their belief that LNB is making positive progress in fulfilling its long-term strategy and reaching its goals. Furthermore, LNB believes that continuity on the Board of

Directors and management is optimal and necessary to continue to carry out its strategic plan and continue to reach its goals.

Unlike LNB, AMG has failed to articulate any constructive ideas or a specific economic plan to build value for all shareholders or how the removal of a majority of the incumbent directors will lead to an increase in shareholder value. AMG has claimed that the removal of the majority of the board and replacing them with AMG’s nominees will benefit LNB with new perspectives, fresh ideas, fresh viewpoints and new energy. AMG’s proposal implies that LNB’s Board of Director membership has remained static over the years. That is not the case. In fact, four new directors have joined LNB’s Board of Directors since 2005.

If AMG is successful in removing all but three of LNB’s incumbent directors, the willingness and desire of Mr. Batista, Mr. Howley and Mr. Erbaugh to continue their service on LNB’s Board of Directors remains uncertain. Furthermore, the removal of any of LNB’s directors without cause at this time may create a situation whereby LNB will have difficulty attracting qualified candidates for director positions in the future.

THE BOARD OF DIRECTORS BELIEVES THAT REMOVING TEN OF THE INCUMBENT DIRECTORS WOULD DISRUPT THE CURRENT SUCCESS OF LNB’S LONG-TERM STRATEGIC PLAN AND WOULD JEOPARDIZE THE VALUE OF SHAREHOLDERS’ INVESTMENT IN LNB. FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’S PROPOSAL NO. 3.

PROPOSAL NO. 4 — ELECTION OF DIRECTORS

AMG has made the following proposal to be voted upon at the special meeting:

To elect the following AMG nominees to LNB’s Board of Directors to fill vacancies that may be created if Proposal 3 is successful: Richard M. Osborne, Daniel G. Merkel and Thomas J. Smith.

Statement of LNB’s Board of Directors Opposing Proposal No. 4

The Board of Directors unanimously recommends that you WITHHOLD your vote on this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders.

The Board of Directors does not believe that half of LNB’s Board of Directors should be comprised of the nominees of only one shareholder. AMG has offered few insights about how they would improve LNB. Instead, AMG’s strategy would reverse many of the positive actions the Board of Directors has recently undertaken to build shareholder value without giving the current Board of Directors and management the opportunity to complete its strategic plans for LNB to enhance shareholder value.

The Board of Directors believes that replacing ten of LNB’s incumbent directors with three nominees hand-picked by AMG is likely to result in uncertainty and instability for LNB and its shareholders going forward. It is not clear how the experience of AMG’s director nominees will benefit LNB, nor has AMG indicated whether the nominees have any insight that might assist LNB in reaching its goals. AMG has not explained to LNB or LNB’s shareholders what improvements AMG would propose to make to LNB’s business that could possibly justify the tremendous disruption that removing the majority of the Board of Directors could create. The uncertainty and instability that could be created through AMG’s actions would be particularly exacerbated during a period of significant economic turmoil and tremendous uncertainty, such as the financial markets are experiencing today.

The Board of Directors also believes that AMG’s proposed action of removing ten of LNB’s incumbent directors and replacing three of them with AMG’s nominees could create uncertainty among customers regarding a number of issues, including whether LNB will remain an independent entity, whether LNB will continue to offer the various products and services of interest to customers, or whether customers could find themselves having to establish a new business relationship with another bank in the near future. The Board of Directors believes that AMG’s actions could also create uncertainty among LNB’s employees about LNB’s future or their positions, which could prompt key employees to leave LNB.

The removal of ten of LNB’s incumbent directors and the election of three of AMG’s director nominees in their place would constitute a “change in control” under certain of LNB’s employment agreements and compensation arrangements with its officers and employees, which may trigger payments and the acceleration of benefits, as described below, which would result in increased costs and expenses to LNB:

•	Under LNB’s employment agreements with Daniel E. Klimas, its President and Chief Executive Officer, William Dougherty, the President of the Morgan Bank Division of LNB, and David S. Harnett LNB’s Chief Credit Officer, if the officer’s employment with LNB is terminated by LNB other than for cause, or by the officer for good reason (each as defined in the relevant agreement) following a change in control, the officer would be entitled to certain severance payments, as well as the immediate vesting of any outstanding unvested stock options;

•	Each unvested stock appreciation rights award currently outstanding under LNB’s Stock Appreciation Rights Plan will become immediately exercisable in full in the event of a change in control; and

•	Each unvested stock option currently outstanding under LNB’s 2006 Stock Incentive Plan will become immediately exercisable in full in the event of a change in control;

THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF AMG’S DIRECTORS WOULD NOT BE IN THE BEST INTEREST OF ALL LNB SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS YOU TO WITHHOLD YOUR VOTE WITH RESPECT TO EACH OF THE NOMINEES NAMED IN AMG’S PROPOSAL NO. 4.

PROPOSAL NO. 5 — ADJOURNMENT OF THE SPECIAL MEETING

AMG has made the following proposal to be voted upon at the special meeting, if necessary:

To adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4.

Statement of LNB’s Board of Directors Opposing Proposal No. 5

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal. The Board of Directors believes that this proposal will not promote the best interests of LNB and its shareholders in the event that insufficient common shares are represented and voted at the special meeting, in person or by proxy, to pass any or all of AMG’s Proposals 1 through 4. According to LNB’s Code, a majority of the common shares represented at the special meeting, in person or by proxy, may adjourn the special meeting regardless of whether or not a quorum is present. Therefore, in order to deny AMG the opportunity to adjourn the special meeting, at least half of the common shares represented at the special meeting, in person or by proxy, must vote “AGAINST” this Proposal 5.

THE BOARD OF DIRECTORS BELIEVES THAT ADJOURNING THE SPECIAL MEETING UPON AMG’S REQUEST WOULD FACILITATE AMG’S ABILITY TO TAKE EFFECTIVE CONTROL OF LNB, AND UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’S PROPOSAL NO. 5.

PROPOSAL NO. 6 — OPPOSITION TO ANY PROPOSAL BY AMG
TO ADJOURN THE SPECIAL MEETING

AMG has made the following proposal to be voted upon at the special meeting, if necessary:

To oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat AMG’s proposals.

Statement of LNB’s Board of Directors Opposing Proposal No. 6

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal. The Board of Directors believes that this proposal will not promote the best interests of LNB and its shareholders in the event that insufficient common shares are represented and voted at the special meeting, in person or by proxy, to defeat any or all of AMG’s Proposals 1 through 4 and LNB proposes to adjourn or postpone the special meeting. According to LNB’s Code, a majority of common shares represented at the special meeting, in person or by proxy, may adjourn the special meeting regardless of whether or not a quorum is present. Therefore, a majority of the LNB common shares represented at the special meeting must vote against this proposal in order to allow LNB to adjourn or postpone the special meeting.

THE BOARD OF DIRECTORS BELIEVES THAT OPPOSING ANY PROPOSAL BY LNB TO ADJOURN OR POSTPONE THE SPECIAL MEETING IS NOT IN THE BEST INTEREST OF LNB AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’s PROPOSAL NO. 6.

OWNERSHIP OF VOTING SHARES

Security Ownership of Management and Principal Shareholders

The following tables identify and set forth certain information concerning the beneficial ownership of LNB common shares as of February 5, 2008 by: (1) each current director of LNB; (2) each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (3) all current directors and executive officers of LNB as a group; and (4) each person or entity who is known by LNB to own beneficially more than 5% of the outstanding common shares.

	Common
	Shares
	Beneficially		Percentage of
Name of Beneficial Owner	Owned(1)		Class

Daniel P. Batista	32,639		*
Robert M. Campana	18,720	(2)	*
Sharon L. Churchill	157		*
J. Martin Erbaugh	103,049		1.41%
Terry D. Goode	66,500	(3)	*
James R. Herrick	8,000	(4)	*
Lee C. Howley	16,650	(5)	*
James F. Kidd	80,530		1.10%
Daniel E. Klimas	36,652	(6)	*
Kevin C. Martin	4,189		*
Benjamin G. Norton	153,671	(7)	2.11%
Jeffrey F. Riddell	127,474	(8)	1.75%
John W. Schaeffer, M.D.	15,296	(9)	*
Frank A. Soltis	4,573	(10)	*
Donald F. Zwilling	4,390	(11)	*
All Directors and Executive Officers as a Group (15 in group)	672,490		9.22%

*	Ownership is less than 1% of the class.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the common shares reported.

(2)	Includes 18,023 common shares subject to shared voting and investment power with his wife.

(3)	Includes 18,697 common shares subject to shared voting and investment power with his wife.

(4)	Includes 8,000 common shares held in his company’s 401(k) subject to shared voting and investment power.

(5)	Includes 5,530 common shares held by a partnership of which he is a partner and subject to shared voting and investment power.

(6)	Includes 30,000 common shares subject to options which are vested and exercisable.

(7)	Includes 73,809 common shares held in his wife’s trust and subject to shared voting and investment power.

(8)	Includes 44,378 common shares subject to shared voting and investment power with his wife and children. It also includes 31,663 held in a trust of which Mr. Riddell is a beneficiary.

(9)	Includes 6,394 common shares in his wife’s name and subject to shared voting and investment power.

(10)	Includes 2,500 common shares subject to options which are vested and exercisable.

(11)	Includes 709 common shares held in his wife’s trust and subject to shared voting and investment power.

As of January 31, 2008, no person was known by LNB to be the beneficial owner of more than 5% of the outstanding common shares of LNB, except as follows:

Name and Address of	Common Shares
Beneficial Owner	Beneficially Owned	Percent of Class

The Lorain National Bank 457 Broadway Lorain, Ohio 44052(1)	475,534	6.52%
Bank Funds V, VI and VII, L.P. 208 S. LaSalle Street Chicago, IL 60604(2)	432,200	5.92%
AMG Investments, LLC 8500 Station Street, Suite 113 Mentor, Ohio 44060(3)	600,000	8.22%

(1)	These common shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Lorain National Bank. As fiduciary, The Lorain National Bank has sole power to dispose of 123,228 of these common shares, shared power to dispose of 352,306 of these common shares, sole power to vote 94,019 of these common shares, and shared power to vote -0- of these common shares, for a total of 475,534 of the outstanding common shares of LNB.

(2)	According to a Schedule 13G filed with the SEC on February 13, 2007.

(3)	According to a Schedule 13D/A filed with the SEC on January 10, 2008.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to LNB Bancorp, Inc., Attn: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PARTICIPANTS IN THE PROXY SOLICITATION

Proxies are being solicited by and on behalf of LNB. All expenses of the proxy solicitation, including the cost of preparing and mailing this proxy statement, will be borne by LNB. LNB will also request those holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition to solicitation by use of the mails, proxies may be solicited by directors, certain officers, and employees of LNB in person or by telephone, telegram, advertisement, courier service, or other means of communication (such as e-mail). Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

In addition, LNB has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. LNB has agreed that MacKenzie Partners, Inc. will be paid a fee not to exceed $75,000, plus reimbursement for their reasonable out-of-pocket expenses. LNB has also agreed to indemnify MacKenzie Partners, Inc. against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its annual meeting of shareholders to be held in 2008 must do so no later than November 17, 2007. To be considered eligible for inclusion in the Company’s 2008 Proxy Statement, a proposal must conform to the requirements of Regulation 14A under the Exchange Act. Shareholder proposals should be directed to LNB Bancorp, Inc., Attention: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Unless notice of a shareholder proposal for the 2008 annual meeting of shareholders is received by the Company not later than January 31, 2008, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgment of the Board.

LNB’s Code establishes advance notice procedures as to the nomination by shareholders of candidates for election as directors. In order to make a director nomination, it is necessary that you notify LNB in writing no fewer than 14 days nor more than 50 days in advance of next year’s annual meeting unless LNB gives you less than 21 days notice of the annual meeting and then notice of nominations must be given no later than the seventh day after we mailed notice of the annual meeting to you. Notice of nominations of directors must also meet all other requirements contained in LNB’s Code. You may obtain a copy of the Code upon written request to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

WHERE YOU CAN FIND MORE INFORMATION

LNB is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. LNB’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents LNB files with the SEC by going to the “Investor Relations — SEC Filings” section of LNB’s website at www.lnbbancorp.com. The information provided on LNB’s website is not part of this proxy statement and therefore is not incorporated by reference.

The Board of Directors urges you to show your support for LNB by signing, dating and delivering the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to LNB’s information agent at the address below. If you have any questions or need any assistance in revoking a proxy card you may have given to AMG, please contact LNB’s information agent:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

OTHER BUSINESS

The Board of Directors is not aware of any other matter that may be presented at the special meeting other than the matters stated in the notice of special meeting. However, if any other matters properly come before the special meeting, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

Annex A

Qualifications of the LNB Board of Directors

The following is a summary of the qualifications of each of member of the Board of Directors, effective as of February 5, 2008:

			Positions and
			Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since

Class I
Terry D. Goode	53	Vice President, LandAmerica Financial Group, Inc. and Lorain County Title Company	Director	1997
James R. Herrick	56	President, Liberty Auto Group, Inc.	Director and Chairman	1999
Kevin C. Martin	51	President, EMH Regional Healthcare System, Elyria, Ohio	Director	2005
Benjamin G. Norton	68	LTI Power Systems, Consultant	Director	1983

Class II
John W. Schaeffer, M.D.	62	President, North Ohio Heart Center, Inc.	Director	1999
J. Martin Erbaugh	59	President, JM Erbaugh Co., a private investment firm. Chairman of the Board of Morgan Bancorp, Inc. until its purchase by LNB.	Director	2007
Lee C. Howley	60	President, Howley Bread Group Ltd.	Director	2001
Daniel E. Klimas	49	President and Chief Executive Officer and Director of LNB Bancorp, Inc. and The Lorain National Bank since February 2005. President, Northern Ohio Region, Huntington Bank from 2001 to February 2005	President and CEO, LNB Bancorp, Inc. and Director	2005
Jeffrey F. Riddell	56	President and Chief Executive Officer, Consumers Builders Supply Company	Director	1995
Class III
Daniel P. Batista	73	Chairman of the Board, Wickens, Herzer, Panza, Cook and Batista, L.P.A.	Director	1983
Robert M. Campana	48	Owner of Campana Development, a real estate development company	Director	1997
James F. Kidd	68	President and Chief Executive Officer of LNB Bancorp, Inc. and The Lorain National Bank from December 2003 to February 2005; Vice Chairman of the Board, LNB Bancorp, Inc. and The Lorain National Bank, prior to December 2003 and February 2005 to present	Director and Vice Chairman	1989
Donald F. Zwilling, CPA	62	Shareholder and Director of Barnes Wendling CPA’s, Inc. Director in charge of the firm’s Sheffield Village office.	Director	2005

A-1

Preliminary Copy
LNB BANCORP, INC.
Proxy Card for Special Meeting
of Shareholders of LNB Bancorp, Inc.
Scheduled for March 18, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints James R. Herrick, James F. Kidd and Daniel E. Klimas, or any of them, with full power of substitution, as proxies to vote, for and in the name of the undersigned, all common shares of LNB Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of LNB Bancorp, Inc. scheduled for March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052, and at any adjournments or postponements of the meeting. This proxy will be voted in accordance with your instructions specified below. If you do not give any specific instructions, this proxy will be voted AGAINST each of Proposals 1, 2, 3, 5 and 6, and WITHHOLD ALL with respect to the election of the AMG nominees in Proposal 4. In addition, the proxies are authorized to vote in their discretion on any other matters that may properly come before the Special Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLEASE MARK YOUR CHOICE IN THE DESIGNATED BOXES IN BLUE OR BLACK INK.
LNB STRONGLY RECOMMENDS YOU TO VOTE “AGAINST” PROPOSALS 1, 2, 3, 5 AND 6, AND TO WITHHOLD YOUR VOTE WITH RESPECT TO PROPOSAL 4.
1. To approve an amendment to LNB Bancorp, Inc.’s Amended Code of Regulations to declassify the Board of Directors so that all directors are elected annually:

FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To approve an amendment to LNB Bancorp, Inc.’s Amended Code of Regulations to reduce the number of directors to a maximum of nine and a minimum of three:

FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To remove, without cause, all of LNB Bancorp, Inc.’s incumbent directors other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley:

1)	Terry D. Goode	FOR ☐	AGAINST ☐	ABSTAIN ☐

2)	James R. Herrick	FOR ☐	AGAINST ☐	ABSTAIN ☐

3)	Kevin C. Martin	FOR ☐	AGAINST ☐	ABSTAIN ☐

4)	Benjamin C. Norton	FOR ☐	AGAINST ☐	ABSTAIN ☐

5)	John W. Schaeffer	FOR ☐	AGAINST ☐	ABSTAIN ☐

6)	Robert M. Campana	FOR ☐	AGAINST ☐	ABSTAIN ☐

7)	James F. Kidd	FOR ☐	AGAINST ☐	ABSTAIN ☐

8)	Daniel E. Klimas	FOR ☐	AGAINST ☐	ABSTAIN ☐

9)	Jeffrey F. Riddell	FOR ☐	AGAINST ☐	ABSTAIN ☐

10)	Donald F. Zwilling	FOR ☐	AGAINST ☐	ABSTAIN ☐

11) Any other person elected or appointed to the Board of Directors of LNB since February 5, 2008 to fill any vacancy or any newly created directorship

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To elect the following AMG nominees to LNB Bancorp, Inc’s Board of Directors to fill vacancies that may be created if Proposal 3 is successful:

1)	Richard M. Osborne

2)	Daniel G. Merkel	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL, EXCEPT ☐

3)	Thomas J. Smith.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

 5. To adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4:

FOR ☐	AGAINST ☐	ABSTAIN ☐
6. To oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat AMG’s proposals:

FOR ☐	AGAINST ☐	ABSTAIN ☐
If any other matters properly come before the meeting, the persons named in this Proxy will vote the shares represented by this Proxy in their discretion.
This proxy card revokes all proxies previously given by the undersigned.
The Board of Directors unanimously recommends you to vote “AGAINST” Proposals 1, 2, 3, 5 and 6, and to WITHHOLD your vote with respect to Proposal 4. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made with respect to any proposal specified herein, this Proxy will be voted in accordance with the Board of Directors recommendations.
Note: Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
For address changes and/or comments, please check this box and write them below. ☐

Please be sure to sign and date this Proxy in the box below.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owner]	Date